UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):       May 10, 2016

Plumas Bancorp

(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 S. Lindan Avenue, Quincy, CA	95971
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       (530)283-7305

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On May 10, 2016, Plumas Bancorp (the “Company”) entered into an agreement (the “Repurchase Agreement”) with Community BanCapital, L.P. to repurchase a portion of a warrant representing the right to purchase 150,000 shares of the Company’s common stock for an aggregate repurchase price of $862,500. The Company completed the repurchase on May 10, 2016.

The warrant was originally issued on April 15, 2013 in connection with the Company’s sale of a $7,500,000 subordinated debenture to Community BanCapital, L.P. As originally issued, the warrant represented the right to purchase 300,000 shares of the Company’s common stock at the price of $5.25 per share, subject to adjustment, on or before April 15, 2021. As a result of the repurchase, the warrant now represents the right to purchase 150,000 shares of the Company’s common stock. The exercise price, expiration date and other terms of the warrant remain unchanged.

A copy of the Repurchase Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 8.01. Other Events.

On May 11, 2016, the Company issued a press release regarding the repurchase of a portion of the warrant. The press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

10.1	Letter Agreement dated May 10, 2016 between the Company and Community BanCapital, L.P., with respect to the repurchase of a portion of the warrant

10.2	Stock Purchase Warrant dated April 15, 2013 (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on May 10, 2013)

99.1	Press Release issued by the Company dated May 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp (Registrant)

May 11, 2016	By:	/s/ Richard L. Belstock
Name: Richard L. Belstock Title: Chief Financial Officer